TRADEMARK PURCHASE AGREEMENT

This Trademark Purchase Agreement (the “Agreement”) is made effective as of January 4, 2016 by and between Imation Corp., a Delaware corporation having offices at 1 Imation Way, Oakdale, Minnesota 55128 (“Imation” and/or “Seller”), and DPI, Inc., a Missouri corporation having offices at 900 N. 23rd Street, St. Louis, Missouri 63106 (“DPI” and/or “Buyer”).

Background

WHEREAS, Imation owns the MEMOREX trademark and certain other related trademarks for use in connection with consumer electronics products, data storage products, blank audio and video recording media, and related accessories, and the goodwill associated therewith, and Imation is desirous of selling the MEMOREX trademark and certain other related trademarks and the associated goodwill under the terms and conditions set forth herein in exchange for the cash consideration to be paid by DPI as provided in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Imation and DPI each hereby agree as follows:

1.
Purchase of Assets. At the Closing on the Closing Date (each as defined in Section 5 hereof), Imation shall sell and assign to DPI and DPI shall purchase and assume from Imation, all of Imation’s right, title and interest in, to and under all of the following (collectively, the “Assets”):

(a)
All right, title and interest in and to the MEMOREX trademark, including the trademark registrations and applications identified on Schedule 1(a)), and the common law marks identified on Schedule 1(a) (collectively, the MEMOREX trademark, the trademarks covered in the trademark registrations and applications, and the common law trademarks may be referred to as the “Mark”), all domain name registrations identified on Schedule 1(a), and all goodwill associated with the Mark (collectively, the “Trademark Rights”);

(b)
all licenses for or of the Mark (including the MEM-CE, LLC (“MEM-CE”) and PNY Technologies, Inc. (“PNY”) licenses identified on Schedule 1(a), which may be referred to as the “MEM-CE License” and “PNY Licenses,” respectively), including, without limitation, the right to receive the greater of (i) the annual minimum royalties due under the PNY Licenses based upon the sale of products bearing the Mark and the sale of products bearing the IMATION trademark or (ii) royalties attributable to the sale of products bearing the Mark;

(c)	All rights, claims, causes of action, privileges and defenses of Imation against any third party with respect to any of the Assets listed in this Section 1, except to the extent such rights, claims, causes of action, privileges or defenses relate or pertain to any Imation Liabilities as defined in Section 2(b); and

(d)
Historical brand and marketing collateral, including product information, supplier contacts, and original artwork, in each case to the extent related to the Mark and in the possession of or otherwise reasonably available to Imation.

For the avoidance of doubt, DPI is not purchasing and Imation is not selling any other assets of Imation, including Imation’s right to any royalties related to the period prior to Closing under the MEM-CE License and PNY Licenses or Imation’s security interest in MEM-CE’s assets securing Imation’s right to collect amounts owned by MEM-CE to Imation.

2.    Purchase Price and No Assumption of Liabilities.

(a)
In consideration for the purchase of the Assets, DPI agrees to pay to Imation nine million, four hundred thousand dollars $9,400,000 (the “Purchase Price”) less an earnest deposit of one million dollars $1,000,000 previously paid by DPI to Imation on December 23, 2015, which earnest deposit will become non-refundable at the Closing.

(b)
DPI is not assuming and shall not be liable for any pre-Closing liability or obligation of Imation, whether known, unknown, existing, contingent on future events, accrued, funded, unfunded or otherwise, including without limitation, any liabilities or obligations related to product warranty and service, product returns, product liability, employee benefit plans (including severance payments), environmental matters, indebtedness for borrowed money, including accrued interest, accrued wages, salaries, employee withholdings and other compensation-related expenses, special bonuses, legal fees or sales taxes payable (collectively, the “Imation Liabilities”).

3.	Representations and Warranties of Imation. Imation hereby represents and warrants to DPI as follows as of the Closing:

(a)
Existence, Good Standing and Capacity. Imation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in every jurisdiction in which such qualification is necessary to conduct its business.

(b)
Authority; Consents. The execution, delivery and consummation of this Agreement and all other agreements, schedules, exhibits and certificates that are referred to herein (collectively, the “Transaction Documents”) to be delivered by Imation at Closing have been duly authorized by Imation’s Board of Directors (and, if necessary, Imation’s stockholders) in accordance with all applicable laws and Imation’s certificate of incorporation and bylaws, as amended. Except for the consent of MEM-CE to the assignment of the MEM-CE License, no approval or consent of any person, PNY, or governmental agency is required to be obtained by Imation for the authorization of the Transaction Documents or the consummation of the transactions contemplated thereby. Imation has full power and authority to execute and deliver the Transaction Documents to which it is or will be a party, to consummate the transactions contemplated thereby, and to perform its obligations thereunder. This Agreement constitutes the valid and legally binding obligation of Imation enforceable in accordance with its terms.

(c)
No Conflicts. The execution and delivery of the Transaction Documents, the consummation of this transaction and the fulfillment of the terms and provisions of the Transaction Documents will not breach or violate (i) Imation’s certificate of incorporation or bylaws, as amended, (ii) any material contract or material agreement to which Imation is a party of by which it or any of its assets are bound, or (iii) any applicable Law or Governmental Order (hereinafter defined). For purposes of this Agreement, “Law” means, without limitation, any statute, law, ordinance, regulation, rule, constitution, restriction, directive, decree, code, order, judgment, requirement or rule of law (including common law) of any governmental authority. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by, on behalf of or with any governmental authority.

(d)
Title to Assets. Imation has good and marketable title to all of the Assets, and title to the Assets will be transferred to DPI at Closing free and clear of all liens, claims, licenses and encumbrances (collectively, “Liens”) (other than the MEM-CE License and PNY Licenses).

(e)    Intellectual Property Rights.

(i)
Imation is the sole and exclusive owner of all of the Trademark Rights, and, at Closing, DPI will receive good and marketable title to all of the Trademark Rights, free and clear of all Liens other than the MEM-CE License and PNY Licenses. None of the Trademark Rights have been heretofore assigned or transferred, in whole or in part, by Imation to any third party.

(ii)
To Imation’s Knowledge, neither the Trademark Rights nor Imation’s use thereof has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any trademark, service mark, and trade name, or other intellectual property or proprietary right of any third party, and Imation has not received any written charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Imation must license or refrain from using any intellectual property rights of any third party). To Imation’s Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of Imation’s rights with respect to the Trademark Rights. As to the MEM-CE License, to Imation’s knowledge, Imation has complied in all material respects with all provisions of the MEM-CE License, no claims have been asserted or threatened against Imation in connection with the MEM-CE License, and there is no litigation, pending or threatened, with respect to the MEM-CE License except in connection with MEM-CE’s failure to pay certain royalty payments due to Imation under the MEM-CE License. As to the PNY Licenses, to Imation’s knowledge, Imation has complied in all material respects with all provisions of the PNY Licenses, no claims have been asserted or threatened against Imation in connection with the PNY Licenses, and there is no litigation, pending or threatened, with respect to the PNY Licenses. For purposes of this Agreement, “Imation’s Knowledge” means the actual knowledge of John Breedlove or Alicia Griffin Mills.

(iii)
With respect to the Trademark Rights: (A) the Trademark Rights are not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (B) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to Imation’s Knowledge, threatened that challenges the legality, validity, enforceability, use or ownership of the Trademark Rights, and to Imation’s Knowledge there are no grounds for the same other than challenges based on non-use of the Mark in any foreign jurisdiction or failure to record or file a license agreement in any foreign jurisdiction; (C) except as set forth in the MEM-CE License and the PNY Licenses, Imation has never indemnified any person for or against any interference, infringement, misappropriation, or other conflict with respect to the Trademark Rights; (D) to Imation’s Knowledge, no loss or expiration of the Trademark Rights is threatened, pending, or reasonably foreseeable other than by the expiration of registrations if not renewed or challenge based on non-use of the Mark in any foreign jurisdiction or failure to record or file a license agreement in any foreign jurisdiction; and (E) Imation is not, and DPI will not be obligated to, pay any amount to any other person by reason of any act or omission of Imation, whether as a royalty, license fee or otherwise, and pursuant to the terms and conditions of Imation’s agreement with The Laurel Group, Inc., the obligations of Imation to pay to The Laurel Group, Inc. a percentage of the royalties received from MEM-CE under the MEM-CE License only applies to royalties paid to Imation, not a successor or assignee of Imation, and will not transfer to DPI.

(iv)
Imation has complied in all material respects with and is presently in compliance in all material respects with all foreign, federal, state, local, governmental, administrative or regulatory Laws, regulations, guidelines and rules applicable to the Trademark Rights.

(f)
Litigation. Imation is not a party to any litigation, arbitration or proceeding which is pending or, to Imation’s Knowledge, threatened before any court, governmental authority, arbitrator, or board of arbitrators which relates to any of the Assets.

(g)
Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 3, Imation does not make any representation or warranty, express or implied, at law or in equity, with respect to Imation, its affiliates, the Assets or their respective financial conditions, assets, liabilities or operations, or their past, current or future profitability (including with respect to the Trademark Rights) or performance or any other matter, and Imation specifically disclaims any such other representations or warranties.

4.	Representations and Warranties of DPI. DPI represents and warrants to Imation as follows as of the Closing:

(a)
Existence and Good Standing. DPI is a corporation duly organized, validly existing and in good standing under the laws of Missouri, and is qualified to do business and is in good standing in every jurisdiction in which such qualification is necessary to conduct its business.

(b)
Authority; Consents. The execution, delivery, and consummation of this Agreement and the transactions contemplated hereby by DPI has been duly authorized by DPI’s Board of Directors in accordance with all applicable laws and DPI’s articles of incorporation and bylaws, as amended. No further approval or consent of any person or governmental agency is required to be obtained by DPI for the authorization of the Transaction Documents to which DPI is or will be a party or the consummation of the transactions contemplated thereby. DPI has full power and authority to execute and deliver the Transaction Documents to which it is or will be a party, to consummate the transactions contemplated thereby, and to perform its obligations thereunder. This Agreement constitutes the valid and legally binding obligation of DPI enforceable in accordance with its terms.

(c)
No Conflicts. The execution and delivery of the Transaction Documents, the consummation of this transaction and the fulfillment of the terms and provisions of the Transaction Documents will not breach or violate (i) DPI’s articles of incorporation or bylaws, as amended, (ii) any material contract or material agreement to which DPI is a party of by which it or any of its assets are bound, or (iii) any applicable Law or Governmental Order.

(d)
Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Section 4, DPI does not make any representation or warranty, express or implied, at law or in equity, with respect to DPI, its affiliates, or their respective financial conditions, assets, liabilities or operations, or their past, current or future profitability or performance or any other matter, and DPI specifically disclaims any such other representations or warranties.

5.    Closing.

(a)
Time and Place. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof, effective at 12:01 a.m. on such date (the “Closing Date”). The Closing shall be effectuated by the exchange of documents using electronic mail, facsimile, overnight courier or other mutually satisfactory document delivery service.

(b)	Deliveries of Imation at Closing. At the Closing, Imation shall deliver to DPI the following documents:

(i)
a bill of sale and assignment agreement transferring and assigning good and marketable title to all of the Assets, to DPI free and clear of Liens in the form set forth on Exhibit A hereto (the “Bill of Sale”); and

(ii)
assignments to DPI of all Trademark Rights in the form set forth on Exhibit B, which shall effectively transfer all Trademark Rights to DPI, and which will be recordable with the United Stated Patent and Trademark Office to transfer good title to United States registrations and applications for the Mark, and may be suitable for recording in other countries (the “IP Assignment”).

(c)	Deliveries of DPI at Closing. At the Closing, DPI shall deliver the following documents:

(i)	payment of the portion of the Purchase Price due at Closing, in accordance with Section 2 hereof;

(ii)    the Bill of Sale; and

(iii)    the IP Assignment.

6.    Indemnifications; Survival of Representations and Warranties and Indemnifications.

(a)
Indemnification by Imation. Imation hereby agrees to defend, indemnify and hold DPI, its parent companies and affiliates and their respective officers, directors, employees, members, managers, agents (including their respective accountants and attorneys), representatives, successors and assigns (collectively, the “DPI Group”), harmless of, from and against any and all losses, damages, deficiencies, charges, fines, costs and expenses whatsoever (including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation or defense) (collectively “Losses”), incurred or sustained by the DPI Group, or any of them, arising from or relating to:

(i)	any breach by Imation of any representation or warranty contained in the Transaction Documents;

(ii)	any breach by a Imation of any covenant or agreement contained in the Transaction Documents;

(iii)	the Imation Liabilities;

(iv)	any taxes for pre-Closing periods solely to the extent such taxes arise out of the operation of the business related to the Assets or the ownership of such Assets;

(v)	any brokerage compensation or finder’s fee owed by Imation as a result of the transactions contemplated by this Agreement; and

(vi)	any claims arising from or based upon Imation’s breach of or non-performance under the PNY Licenses after the Closing.

(b)
Indemnification by DPI. DPI hereby agrees to defend, indemnify and hold harmless Imation, its affiliates and their respective officers, directors, employees, members, managers, agents (including their respective accountants and attorneys) representatives, successors, representatives and assigns (collectively, the “Imation Group”), harmless of, from and against any and all Losses incurred or sustained by the Imation Group, or any of them, arising from or relating to:

(i)	any breach by DPI of any representation or warranty contained in the Transaction Documents;

(ii)	any breach by a DPI of any covenant or agreement contained in the Transaction Documents;

(iii)	any brokerage compensation or finder’s fee owed by DPI as a result of the transactions contemplated by this Agreement; and

(iv)
any claims arising from or based upon use of the Mark or exploitation of the Trademark Rights by DPI or its licensees, including but not limited to product liability and product warranty or DPI’s breach of or non-performance under the MEM-CE License or PNY Licenses after the Closing, other than Losses resulting from a breach by Imation of any representation or warranty contained in the Transaction Documents.

(c)
Claim Procedure. If a Claim is asserted after the Closing against Imation on the one hand, or DPI, on the other, for which indemnification may be sought under the provisions of this Section 6, Imation or DPI shall promptly notify the other in writing of the Claim and the indemnifying party shall thereafter undertake the defense of the Claim, with counsel acceptable to the indemnified party, which acceptance will not be unreasonably withheld, conditioned or delayed. If the party responsible for indemnifying the other party hereunder does not promptly undertake and actively and diligently conduct the defense of any Claim hereunder, then the indemnified party may undertake the defense of the Claim itself, with counsel of its or his own choosing, and the indemnifying party shall reimburse the indemnified party for all reasonable costs and expenses, including court costs and reasonable attorney’s fees, incurred by such party in defending and resolving the Claim, which shall be reimbursed from time to time upon the indemnified party giving the indemnifying party an invoice for the same. The parties agree to provide the other party such assistance as the other party may reasonably request in order to defend, settle or compromise any claim hereunder, and neither party shall settle or compromise any claim under this Section without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. DPI and Imation shall be obligated to indemnify for those Claims giving rise to damages as to which the aggrieved party has given the other party written notice prior to the end of the applicable indemnity period as set forth in Section 6(d).

(d)
Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive for a period of 24 months following the Closing, except for those set forth in Sections 3(a), 3(b), 3(d), 4(a) and 4(b), which shall survive indefinitely. In the event notice of any claim for indemnification under this Section 6 will have been given within the applicable survival period and such claim has not been finally resolved by the expiration of such survival period, the representations or warranties that are the subject of such claim will survive, but only to the extent of and in the amount of the claim as made prior to the expiration of the survival period, until such claim is finally resolved. The right to indemnification or other remedy based on such representations, warranties and covenants will not be affected by any investigation conducted, or any knowledge acquired at any time, whether before or after the Closing Date, by the party to be indemnified, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty or covenant.

(e)
Indemnification Limitations. In no event will Imation be liable for indemnification pursuant to Section 6(a) unless and until the aggregate amount of all Losses with respect to Section 6(a) that are imposed on or incurred by the DPI Group exceeds $50,000 (the “Basket”), in which case the DPI Group will be entitled to indemnification for all Losses without regard to the Basket. Imation will not be required to make payments for indemnification pursuant to Section 6(a) in an aggregate amount in excess of $4,700,000.

(f)
Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under law, as adjustments to the Purchase Price for all tax purposes.

(g)
Exclusive Remedy. In the absence of fraud, the indemnification provisions set forth in this Section 6 shall provide the exclusive remedy of members of the DPI Group or Imation Group arising out of or related to the Transaction Documents.

7.    Post-Closing Covenants.

(a)	Taxes. Imation and DPI shall each be responsible for paying 50% of any sales, use, and other similar taxes and assessments arising out of the transfer of the Assets to DPI under this Agreement.

(b)
Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be reasonably requested by DPI to transfer and convey the Assets to DPI on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transaction contemplated hereby, including, but not limited to, at DPI’s request and expense, Imation shall execute additional assignments of Trademark Rights suitable for recording in countries outside the United States upon presentation to Imation of such assignments.

(c)
At Imation’s written request, DPI shall use its commercially reasonable efforts to cooperate with Imation’s efforts to collect any amounts owed by MEM-CE to Imation under the MEM-CE License and Imation will reimburse DPI for any out-of-pocket expenses incurred by DPI in connection therewith. DPI shall have the right to manage the Assets as it sees fit following the Closing. Without limiting the generality of the foregoing, DPI reserves the right to continue, terminate, re-negotiate, or restructure the MEM-CE License included in the Assets following the Closing; provided, however, that consistent with Section 1 above, DPI shall not renegotiate, restructure or otherwise amend the MEM-CE License in a manner that would adversely affect Imation’s right to any royalties related to the period prior to Closing under the MEM-CE License and PNY Licenses or Imation’s security interest in MEM-CE’s assets securing Imation’s right to collect amounts owned by MEM-CE to Imation.

(d)
DPI hereby assumes the PNY Licenses and in connection therewith, at Imation’s expense, Imation and DPI will use their respective commercially reasonable efforts to (i) transfer to DPI the rights and obligations under the PNY Licenses to the extent related to the Trademark Rights, including transfer to DPI of the rights to receive the greater of (1) the annual minimum royalties due under the PNY Licenses based upon the sale of products bearing the Mark and the sale of products bearing the IMATION trademark or (2) royalties attributable to the sale of products bearing the Mark, and (ii) retain for the benefit of Imation the rights and obligations under the PNY Licenses to the extent related to the IMATION trademark, including the right to receive the royalties that are in excess of the annual minimum royalties and attributable to the sale of products bearing the IMATION trademark.  Imation and DPI acknowledge that such efforts could include, but not necessarily require, replacing the current licenses with new license agreements, a limited purpose sub-license agreement, or other solutions mutually agreed upon by DPI, Imation, and PNY.

(e)
Anything in this Agreement to the contrary notwithstanding, DPI hereby assumes the MEM-CE License, regardless of whether such assumption without the consent of MEM-CE would constitute a breach or in any way adversely affect the rights of DPI or Imation or its affiliates thereunder. DPI will use its commercially reasonable efforts to obtain any required consent from MEM-CE. Imation will, at DPI’s expense and written request, use its commercially reasonable efforts to cooperate with DPI in obtaining such consents. In the event that DPI is unable to receive MEM-CE’s consent, and if MEM-CE will not recognize DPI as the rightful party to the MEM-CE License, Imation shall, at the direction and expense of DPI, use its commercially reasonable efforts to protect the Mark and DPI’s interests in the Mark (including, without limitation, terminating the MEM-CE License in the event that grounds for termination exist), and shall use commercially reasonable efforts not do anything itself or assist any other party to do anything that would harm the Mark or DPI’s interest in the Mark.

(f)	Imation will make no further use of the Mark on or in connection with any goods or services of any kind, other than to liquidate any MEMOREX branded inventory currently owned by Imation.

8.    Miscellaneous.

(a)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of Imation and DPI and, as applicable, their respective successors and permitted assigns.

(b)
Notices. All notices and communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed effectively given in all respects: (i) when received, if manually delivered; (ii) when delivered on the date indicated on a return receipt, if posted by either registered or certified U.S. Mail, return receipt requested, or by a next day delivery service which maintains records of the time, place and recipient of delivery; or (iii) upon delivery as reflected in the confirmation if sent by confirmed facsimile transmission, and in each case if directed to the party at the address and/or facsimile transmission number set forth below, or to such other address or facsimile transmission designated by any party in accordance with this Section.

If to DPI, Inc. to:	If to Imation Corp. to:
Paul Green Chief Financial Officer DPI, Inc. 900 N. 23rd Street St. Louis, MO 63103 Phone: 314-621-3314 Facsimile: 314-621-0869 Email: pgreen@dpiinc.com	General Counsel 1 Imation Way Oakdale, MN 55128 Phone: 651-704-3006 Facsimile: 651-704-4412
With a copy to: Matthew J. Himich Thompson Coburn LLP One US Bank Plaza St. Louis, MO 63101 Email: mhimich@thompsoncoburn.com Facsimile: 314/552-7000

(c)	Amendments. No modifications or amendments of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of both Imation and DPI.

(d)
Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules thereof. The parties agree that jurisdiction and venue in any action brought by either party pursuant to this Agreement shall lie exclusively in the Delaware Court of Chancery or any federal court located in Delaware, irrespective of the fact that such party is not a resident or qualified to do business in such state or county. By execution and delivery of this Agreement, the parties irrevocably submit to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is improper or inconvenient forum for the resolution of such action.

(e)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(f)
Entire Agreement. This Agreement, together with the other Transaction Documents, embodies the entire agreement and understanding between the parties hereto and supersedes all prior and contemporaneous oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant, or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(g)
Waivers and Consents. The terms and provisions of this Agreement and any right or remedy of any party hereunder may be waived or consent for the departure therefrom granted only by written document executed by the party entitled to the benefits of such terms or provisions of this Agreement. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(h)
Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(i)
Expenses. Unless otherwise set forth herein, each of the parties hereto shall pay its or his own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby. DPI shall pay all fees and expenses relating to preparation and recording of assignments of the Mark.

{Signature page immediately follows}

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Trademark Purchase Agreement as of the date first written above.

DPI, INC. By: /s/ Paul Green Name: Paul Green Title: CFO	IMATION CORP. By: /s/ James C. Ellis Name: James C. Ellis Title: Vice President

Schedule 1(A)

Trademark Registrations, Applications, Common Law Rights, Domain Name Registrations, Licenses.

A.    Trademark Registrations and Applications

Country	Mark	Reg. No. / App. Ser. No.
Canada	EMEMOREX	TMA564,620
Canada	EMEMOREX.COM	TMA566,039

Canada	IS IT LIVE OR IS IT MEMOREX?	TMA674,496
China P.R.	IS IT LIVE OR IS IT MEMOREX?	3078528
Community Trademark	IS IT LIVE OR IS IT MEMOREX?	2505451
Hong Kong	IS IT LIVE OR IS IT MEMOREX?	2003B03885
Taiwan	IS IT LIVE OR IS IT MEMOREX?	1040241
United States	IS IT LIVE OR IS IT MEMOREX?	2748810

Australia	MEMOREX	307739
Austria	MEMOREX	66081
Bahamas	MEMOREX	15,561
Benelux	MEMOREX	360947
Benelux	MEMOREX	512363
Bermuda	MEMOREX	21973
Brazil	MEMOREX	821561693
Brazil	MEMOREX	825134625
Canada	MEMOREX	TMA181108
Canada	MEMOREX	TMA495643
Chile	MEMOREX	697423
China P.R.	MEMOREX	1518082
China P.R.	MEMOREX	1982392
Colombia	MEMOREX	162985
Community Trademark	MEMOREX	162073
Community Trademark	MEMOREX	2201242
Costa Rica	MEMOREX	148140
Czech Republic	MEMOREX	159305
Dominican Republic	MEMOREX	26980

Country	Mark	Reg. No. / App. Ser. No.
Dominican Republic	MEMOREX	53561
Ecuador	MEMOREX	2143.RENEWAL.942-93
Finland	MEMOREX	57780
Germany	MEMOREX	1047873
Germany	MEMOREX	DD643434
Great Britain	MEMOREX	851238
Great Britain	MEMOREX	1497297
Great Britain	MEMOREX	1119920
Great Britain	MEMOREX	957972
Greece	MEMOREX	64346
Honduras	MEMOREX	56.872
Hong Kong	MEMOREX	200216216
Hong Kong	MEMOREX	199305552
India	MEMOREX	354394B
Indonesia	MEMOREX	IDM000013561
Ireland	MEMOREX	100885
Israel	MEMOREX	85488
Israel	MEMOREX	48682
Italy	MEMOREX	1258092
Jamaica	MEMOREX	25792
Korea South	MEMOREX	266663
Korea South	MEMOREX	271426
Korea South	MEMOREX	581152
Malaysia	MEMOREX	M76480
Malaysia	MEMOREX	2003/02114
Mexico	MEMOREX	1006136
Mexico	MEMOREX	465924
Mexico	MEMOREX	154386
New Zealand	MEMOREX	218208
Nicaraqua	MEMOREX	8516CC
Nicaraqua	MEMOREX	27289CC
Norway	MEMOREX	78450
Pakistan	MEMOREX	76387
Panama	MEMOREX	119387
Panama	MEMOREX	64662
Paraguay	MEMOREX	197792
Peru	MEMOREX	83851
Poland	MEMOREX	167714
Portugal	MEMOREX	204.063

Country	Mark	Reg. No. / App. Ser. No.
Russian Federation	MEMOREX	131105
Singapore	MEMOREX	T77/73065B
Singapore	MEMOREX	T77/73067I
Singapore	MEMOREX	T77/73066J
Slovenia	MEMOREX	6980468
South Africa	MEMOREX	79/0710
Spain	MEMOREX	589541
Suriname	MEMOREX	15672
Switzerland	MEMOREX	373217
Taiwan	MEMOREX	976345
Thailand	MEMOREX	Kor67145
Thailand	MEMOREX	Kor9666
Thailand	MEMOREX	Kor183881
Trinidad	MEMOREX	11367
Turkey	MEMOREX	200125951
Ukraine	MEMOREX	29595
United States	MEMOREX	1557540
United States	MEMOREX	1,561,916
United States	MEMOREX	1,686,110
United States	MEMOREX	2,599,345
Uruguay	MEMOREX	416.149
Uruguay	MEMOREX	451.151 (form352.832
Vietnam	MEMOREX	69087

Hong Kong	MEMOREX (CHINESE CHARACTERS)	300893043
Taiwan	MEMOREX (CHINESE CHARACTERS)	360122
Taiwan	MEMOREX (CHINESE CHARACTERS)	1014672
Hong Kong	MEMOREX (IN CHINESE CHARACTERS	2003B06534

United States	MEMOREX LIVE	4534121

Australia	MEMOREX SECURE	1455444
Brazil	MEMOREX SECURE	FILED/PENDING
China P.R.	MEMOREX SECURE	10119911
Community Trademark	MEMOREX SECURE	10375079
India	MEMOREX SECURE	FILED/PENDING

Country	Mark	Reg. No. / App. Ser. No.
Korea South	MEMOREX SECURE	977332
Mexico	MEMOREX SECURE	1315455
Singapore	MEMOREX SECURE	T1115286C
United States	MEMOREX SECURE	4361961

B.    Common Law Trademarks

MEMOREX
MEMOREX LIVE
IS IT LIVE OR IS IT MEMOREX?

C.    Domain Name Registrations

Domain Name
buy-memorex.com
ememorex.biz
ememorex.com
memorex.asia
memorex.biz
memorex.com
memorex.info
memorex.org
memorex-ce.com
memorexdev.com
memorexelectronics.asia
memorexelectronics.com
memorex-electronics.com
memorex-europe.com
memorexlive.com
memorexlives.com
memorexmakeitlive.com
memorexmedia.com
memorexready.com
memorexrebates.com
memorexstuff.com
memorextraveldrive.com
memorex.be
memorex-electronics.ca
memorex.eu
memorexbatteries.eu
memorex.fr
memorex.de
memorex.com.hk
memorex.hk
memorex.com.mx
memorex.mx
memorex.co.nl
memorex.co.nz
memorex.com.ph
memorex.ph
memorex.com.sg
memorex.es
memorex.com.tw

Domain Name
memorex.tw
memorex.co.uk
memorex.us

D.    Licenses.

(i)    Asset Purchase Agreement between Imation Corp. and PNY Technologies, Inc., dated October 2, 2015;

(ii)    Asset Purchase Agreement between Imation Middle East FZE and Imation Corp. and PNY Technologies, Inc., dated November 10, 2015; and

(iii)    Trademark License Agreement between Imation Corp. and MEM-CE, LLC dated October 15, 2015.

EXHIBIT A

Bill of Sale

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Imation Corp., a Delaware corporation having offices at 1 Imation Way, Oakdale, Minnesota 55128 (“Seller”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to DPI, Inc., a Missouri corporation having offices at 900 N. 23rd Street, St. Louis, Missouri 63106 (“Buyer”), all right, title and interest in and to the Assets, as such term is defined in the Trademark Purchase Agreement dated as of January 4, 2016 between Seller and Buyer (the “Agreement”). Seller, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Assets.

Seller and Buyer hereby acknowledge and agree that neither the representations and warranties nor the rights, remedies and obligations of any party under the Agreement will be deemed enlarged, limited, modified or altered in any way by this Bill of Sale. To the extent that any conflict exists between any of the terms of this Bill of Sale and the Agreement, the terms of the Agreement will prevail.

This bill of Sale is being executed and delivered by Seller as of January 4, 2016, pursuant to the terms of the Agreement.

ACCEPTED AND AGREED TO:

SELLER

By: /s/ James C. Ellis
Name: James C. Ellis
Title: Vice President

BUYER

By: /s/ Paul Green
Name: Paul Green
Title: CFO

Exhibit B

Form of Assignments

EXHIBIT B-1

IP Assignment

This IP Assignment is by and between Imation Corp., a Delaware corporation having offices at 1 Imation Way, Oakdale, Minnesota 55128 (the “Seller”), and DPI, Inc., a Missouri corporation having offices at 900 N. 23rd Street, St. Louis, Missouri 63106 (“Buyer”), as of January 4, 2016.
WHEREAS, Seller is the owner of all right, title, and interest in and to the trademarks listed on Schedule 1 hereto and the goodwill associated therewith (collectively, the “Trademarks”);

WHEREAS, Buyer is desirous of acquiring all of Seller’s right, title and interest in and to the Trademarks pursuant to a Trademark Purchase Agreement between Seller and Buyer dated January 4, 2016.

NOW THEREFORE, in consideration of the foregoing premises, the covenants and obligations set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Seller has sold, assigned and transferred, and hereby does sell, assign and transfer unto Buyer the entire right, title and interest in and to the Trademarks, together with the goodwill associated therewith, renewals and extensions thereof, and the right to sue for, and recover for, any past infringements thereof, to be held and enjoyed by Buyer, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Seller had no sale and assignment of said Trademarks been made.

2.	Seller agrees to execute such further documents reasonably required by Buyer to secure and enforce the rights granted to Buyer under this IP Assignment.

This IP Assignment is executed in connection with and subject to the terms and conditions of the aforesaid Agreement. Seller and Buyer hereby acknowledge and agree that neither the representations and warranties nor the rights, remedies and obligations of any party under the Agreement will be deemed enlarged, limited, modified or altered in any way by this IP Assignment. To the extent that any conflict exists between any of the terms of this IP Assignment and the Agreement, the terms of the Agreement will prevail.

[SIGNATURE PAGES FOLLOW]

Seller Signature Page to IP Assignment

SELLER - Imation Corp.
By: /s/ James C. Ellis
Name: James C. Ellis
Title: Vice President

STATE OF Minnesota________    )
)
CITY OF Oakdale____________    )

On this 4th day of January, 2016, before me personally appeared Jim Ellis, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

/s/ Lisa Pletcher
Notary Public

My Commission Expires: January 31, 2016

Buyer Signature Page to IP Assignment

BUYER - DPI, Inc.

By: /s/ Paul Green
Name: Paul Green
Title: CFO

STATE OF MISSOURI    )
)
CITY OF ST. LOUIS    )

On this 4th day of December, 2015, before me personally appeared Paul Green, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

/s/ Ursula R. Rogers
Notary Public

My Commission Expires: Nov. 9, 2016

EXHIBIT B-2

Assignment of Trademark Licenses

This Assignment of Trademark Licenses is by and between Imation Corp., a Delaware corporation having offices at 1 Imation Way, Oakdale, Minnesota 55128 (“Seller”), and DPI, Inc., a Missouri corporation having offices at 900 N. 23rd Street, St. Louis, Missouri 63106 (“Buyer”), as of January 4, 2016 (the “Effective Date”).

WHEREAS, Seller entered into that certain Trademark License Agreement dated October 15, 2013 with MEM-CE, LLC, a copy of which is attached as Annex 1 (the “MEM-CE Trademark License Agreement”), whereby Seller granted a license to certain trademarks to MEM-CE, LLC; and

WHEREAS, Seller entered into that certain Asset Purchase Agreement dated October 2, 2015 with PNY Technologies, Inc., a copy of which is attached as Annex 2 (the “PNY Asset Purchase Agreement”), whereby Seller granted certain rights, including a license to certain trademarks, to PNY Technologies, Inc.; and

WHEREAS, Seller and Imation Middle East FZE entered into that certain Asset Purchase Agreement dated November 10, 2015 with PNY Technologies, Inc. a copy of which is attached as Annex 3 (the “November PNY Asset Purchase Agreement” and together with the October PNY Asset Purchase Agreement, the “PNY Asset Purchase Agreements”), whereby Seller granted certain rights, including a license to certain trademarks, to PNY Technologies, Inc.; and

WHEREAS, Seller has transferred to buyer all of its right, title and interest in and to (a) the trademarks licensed pursuant to the MEM-CE Trademark License Agreement and (b) the MEMOREX and IS IT LIVE OR IS IT MEMOREX trademarks licensed pursuant to the PNY Asset Purchase Agreement; and

WHEREAS, Buyer seeks an assignment of the MEM-CE Trademark License Agreement, and the Trademark License Provisions (as defined below) of the PNY Asset Purchase Agreements, and is willing to make such assignment.

NOW THEREFORE, in consideration of the foregoing premises, the covenants and obligations set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Seller hereby assigns all its right, title and interest in and to the MEM-CE Trademark License Agreement to Buyer, and Buyer accepts such assignment.

2.
Seller hereby assigns all its right, title and interest in and to the Trademark License Provisions of the PNY Asset Purchase Agreements to Buyer, and Buyer accepts such assignment. The “Trademark License Provisions” are (a) the following provisions of the PNY Asset Purchase Agreements to the extent they are applicable to the MEMOREX and IS IT LIVE OR IS IT MEMOREX trademarks: Section 2.3 (Trademark License), Article III (Representations and Warranties), Article V (Miscellaneous) of the October PNY Asset Purchase Agreement and Article VI (Miscellaneous) of the November PNY Asset Purchase Agreement, and any applicable definitions as set forth in the PNY Asset Purchase Agreements (including those set forth in Article I and Article IV), and (b) the right to receive the greater of (i) the annual minimum royalties due under the PNY Asset Purchase Agreements based upon the sale of products bearing the MEMOREX, IS IT LIVE OR IS IT

MEMOREX and IMATION trademarks, or (ii) royalties that are attributable to the sale of products bearing the MEMOREX and IS IT LIVE OR IS IT MEMOREX trademarks.

3.
Seller and Buyer hereby acknowledge and agree that neither the representations and warranties nor the rights, remedies and obligations of any party under the Agreement will be deemed enlarged, limited, modified or altered in any way by this Assignment of Trademark Licenses. To the extent that any conflict exists between any of the terms of this Assignment of Trademark Licenses and the Agreement, the terms of the Agreement will prevail.

[SIGNATURE PAGES FOLLOW]

Seller Signature Page to Assignment of Trademark Licenses

SELLER - Imation Corp.
By: /s/ James C. Ellis
Name: James C. Ellis
Title: Vice President

STATE OF Minnesota________    )
)
CITY OF Oakdale____________    )

On this 4th day of January, 2016, before me personally appeared James Ellis, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

/s/ Lisa Pletcher
Notary Public

My Commission Expires: January 31, 2016

Buyer Signature Page to Assignment of Trademark Licenses

BUYER - DPI, Inc.

By: /s/ Paul Green
Name: Paul Green
Title: Vice President

STATE OF Missouri__________    )
)
CITY OF St. Louis____________    )

On this 4th day of January, 2016, before me personally appeared Paul Green, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

/s/ Ursula R. Rogers
Notary Public

My Commission Expires: Nov. 9, 2016